Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 1

  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results

Fourth Quarter and Full Year 2025 Financial Highlights Include:
Remaining Performance Obligations (RPO) of $652.9 million, up 11.1% from the prior year
Adjusted Calculated Billings, full year 2025, up 4.2% from the prior year
Adjusted Annualized Recurring Revenue (ARR) up 3.1% from the prior year

LAS VEGAS, February 19, 2026 – Rimini Street, Inc., (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, managed services and Agentic AI ERP innovation solutions, and the leading third-party support provider for Oracle, SAP and VMware software, today announced results for the 2025 fourth quarter and fiscal year ended December 31, 2025.

“Our fourth quarter results reflect solid execution and continued accelerating sales growth, adjusted for the Oracle PeopleSoft support and services wind down. We grew our core Rimini Support™ subscription billings and launched our next generation Agentic AI ERP solutions that can be easily and quickly deployed over the top of existing ERP Software without the cost or risk of unnecessary ERP Software upgrades, migrations or replatforming,” said Seth Ravin, president and CEO, Rimini Street. “ERP Software is peaking technically, and we will deliver new ERP capabilities and ERP Process execution faster, better and cheaper with more agility and speed to market leveraging Rimini Street’s Agentic AI ERP solutions. Meanwhile, we will keep existing ERP Software and releases delivering value for many years to come at significant savings.”

“Our fourth quarter results exceeded the guidance range we communicated at our Investor Day and demonstrate continued positive momentum entering 2026,” said Michael Perica, CFO, Rimini Street. “We invested in the development and launch of new AI-based solutions, streamlined global operations, achieved new RPO records in both the third and fourth quarters with increased year over year and sequential growth, increased our net cash year over year and ended fiscal year 2025 with a strong balance sheet and cash position. Capital allocation actions during the year included share repurchases and full repayment of the revolving line of credit.”

Select Fourth Quarter 2025 Financial Results
•Revenue was $109.8 million for the fourth quarter of 2025, a decrease of 3.9% compared to $114.2 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, revenue decreased by 0.4%.
•U.S. revenue was $47.5 million for the fourth quarter of 2025, a decrease of 10.6% compared to $53.1 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, U.S. revenue decreased by 4.3%.
•International revenue was $62.3 million for the fourth quarter of 2025, an increase of 2.0% compared to $61.1 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, international revenue increased by 2.6%.
•Subscription revenue was $104.9 million, which accounted for 95.6% of total revenue for the fourth quarter of 2025, compared to subscription revenue of $109.1 million, which accounted for 95.5% of total revenue for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, subscription revenue was $101.0 million, or 95.5% of total revenue, for the fourth quarter of 2025 compared to $101.4 million, or 95.5% of total revenue, for the same period last year.
•Annualized Recurring Revenue was $411.4 million for the fourth quarter of 2025, a decrease of 0.8% compared to $414.8 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, Adjusted Annualized Recurring Revenue was $395.8 million for the fourth quarter of 2025, an increase of 3.1% compared to $384.0 million for the same period last year.
•Active Clients as of December 31, 2025 were 3,102, an increase of 0.7% compared to 3,081 Active Clients as of December 31, 2024.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 2

•Revenue Retention Rate was 88% and 88% for the trailing 12 months ended December 31, 2025 and 2024, respectively.
•Calculated Billings was $171.3 million for the fourth quarter of 2025, a decrease of 0.4% compared to $172.1 million for the same period last year.
•Adjusted Calculated Billings, which excludes Calculated Billings related to the support services for Oracle’s PeopleSoft software products, was $167.3 million for the fourth quarter of 2025, an increase of 0.7% compared to $166.2 million for the same period last year.
•Remaining Performance Obligations (RPO) was a record $652.9 million as of December 31, 2025, an increase of 11.1% compared to $587.9 million as of December 31, 2024; excluding the support services for Oracle’s PeopleSoft software products, Adjusted RPO was $632.2 million as of December 31, 2025, an increase of 11.7% compared to $565.9 million as of December 31, 2024.
•Gross margin was 60.4% for the fourth quarter of 2025 compared to 63.7% for the same period last year.
•Operating income was $5.0 million for the fourth quarter of 2025 compared to an operating income of $14.9 million for the same period last year.
•Non-GAAP Operating Income was $10.3 million for the fourth quarter of 2025 compared to $19.1 million for the same period last year.
•Net income was $0.7 million for the fourth quarter of 2025 compared to $6.7 million for the same period last year.
•Non-GAAP Net Income was $6.0 million for the fourth quarter of 2025 compared to $10.8 million for the same period last year.
•Adjusted EBITDA for the fourth quarter of 2025 was $11.5 million compared to $20.0 million for the same period last year.
•Both the basic and diluted earnings per share attributable to common stockholders were $0.01 for the fourth quarter of 2025, compared to a basic and diluted earnings per share of $0.07 for the same period last year.
•Cash and cash equivalents were $120.0 million at December 31, 2025 compared to $88.8 million at December 31, 2024.
•Repurchased approximately 1.0 million shares of Common Stock for approximately $3.8 million at an average price of $3.92 per share during the fourth quarter of 2025.

Select Full Year 2025 Financial Results
•Revenue was $421.5 million for 2025, a decrease of 1.7% compared to $428.8 million for 2024; excluding the support services for Oracle’s PeopleSoft software products, revenue increased by 1.0%.
•Calculated Billings was $427.9 million for 2025, an increase of 1.2% compared to $423.0 million for the same period last year.
•Adjusted Calculated Billings, which excludes Calculated Billings related to the support services for Oracle’s PeopleSoft software products, was $414.2 million for 2025, an increase of 4.2% compared to $397.4 million for the same period last year.
•Gross margin was 60.4% for 2025 compared to 60.9% for 2024.
•Operating income was $59.9 million for 2025 compared to an operating loss of $32.1 million for 2024.
•Non-GAAP Operating Income was $44.1 million for 2025 compared to $47.7 million for 2024.
•Net income was $37.1 million for 2025 compared to a net loss of $36.3 million for 2024.
•Non-GAAP Net Income was $21.3 million for 2025 compared to $43.6 million for 2024.
•Adjusted EBITDA was $49.8 million for 2025 compared to $53.1 million for 2024.
•Basic and diluted net earnings per share attributable to common stockholders were $0.40 and $0.39, respectively, for 2025, compared to a basic and diluted net loss per share of $(0.40) and $(0.40), respectively, for 2024.
•Repurchased approximately 1.9 million shares of Common Stock for approximately $7.6 million at an average price of $4.07 per share during 2025.

Select Fourth Quarter 2025 Operating Results
•Announced new and existing clients that expanded their agreements with Rimini Street, including the following:
◦Ypê, a leading Brazilian consumer goods company and a Rimini Street SAP S/4HANA support client, is accelerating its Agentic AI initiatives through the adoption of Rimini Street’s Agentic UX platform.
◦Tidewater, the world’s largest offshore service vessel operator, expanded its partnership with Rimini Street by adding Rimini Connect™ and Rimini Consult™ to address critical interoperability challenges.
◦Silicon Labs, a leading U.S.-based provider of semiconductor solutions, software, and IoT technologies, expanded its partnership with Rimini Street through a new five‑year agreement. The engagement includes support for its SAP ECC 6.0 environment and leverages Rimini Consult™ services to advance modernization initiatives including Agentic AI–driven ERP innovation solutions.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 3

◦SP Electricity North West eliminated recurring SAP issues, cut maintenance costs by 50% and boosted service‑desk efficiency by 10% after implementing Rimini Street’s ERP support and single sign‑on optimization solution.
•Unveiled groundbreaking “Agentic AI ERP” vision in a new white paper, declaring traditional ERP software obsolete and introducing a next‑generation, AI‑driven architecture that delivers faster, more agile, lower‑cost innovation—deployed over existing ERP systems with no required upgrades.
•Launched 20 new Rimini Agentic UX™ Solutions, Powered by ServiceNow®, delivering rapid, AI‑driven ERP process automation that improves productivity, reduces costs and deploys in days or weeks—without requiring ERP upgrades, migrations or replatforming.
•Announced that thousands of organizations now rely on the Rimini Smart Path™—a three‑step Support, Optimize, and Innovate methodology—to free budget, reduce operational burden, and accelerate AI‑driven innovation without costly ERP upgrades or migrations.
•Received multiple industry honors recognizing its AI innovation, technical excellence and client‑first culture, including the Tech Ascension Award for AI‑Powered Enterprise (Agent) Solution of the Year, the Top Tech of the Year Award in Las Vegas honoring CEO Seth Ravin, the Silver Globee Award for Customer Service Team of the Year, and recognition for client Hitachi Vantara’s Gauri Kapur, winner of the 2025 Women Leading IT Award.
•Announced a new global survey of nearly 4,300 C‑suite leaders, which revealed intensifying pressure to deliver AI‑driven innovation, stronger ROI and greater business resilience as executives navigate rising costs, increasing risk, persistent IT talent shortages, and frustration with vendor‑driven ERP roadmaps.
•Announced a new global survey that finds Oracle Database customers are shifting strategies due to high costs, support challenges and growing demand for advanced AI/ML capabilities, with many turning to third‑party support to reduce fees, improve responsiveness, and unlock resources for innovation.
•Announced global study of 455 SAP customers that finds strong shift toward multi‑vendor composable ERP, with organizations using third‑party support achieving above‑average performance 83% of the time versus 27% with traditional SAP‑led approaches.
•Hosted an Investor Day on December 3, 2025 with videos and presentations posted and available for viewing on the Rimini Street Investor Relations website for one year.
•Resolved more than 7,100 support cases and delivered over 10,800 tax, legal, and regulatory updates across 32 countries, achieving an average client satisfaction score above 4.9 out of 5.0 (where 5.0 is rated excellent).

Business Outlook
The Company is providing first quarter 2026 revenue guidance to be in the range of $101.5 million to $103.5 million and reiterating full year 2026 guidance as communicated at the Company’s Investor Day for revenue growth in the 4% to 6% range with Adjusted EBITDA margins in the 12.5% to 15.5% range.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and full year 2025 results and offer commentary on 2026 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on February 19, 2026. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Reconciliations of the non-GAAP financial measures included in this press release and described below to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a proven, trusted global provider of end-to-end, mission-critical enterprise software support, managed services and innovative Agentic AI ERP solutions, and is the leading third-party support provider for Oracle, SAP and VMware software. The Company has signed thousands of IT service contracts with

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 4

Fortune Global 100, Fortune 500, midmarket, public sector and government organizations who have leveraged the Rimini Smart Path™ methodology to achieve better operational outcomes, billions of US dollars in savings and fund AI and other innovation.

To learn more, please visit www.riministreet.com, and connect with Rimini Street on X, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “reflect,” “results,” “seem,” “seek,” “should,” “will,” “would” and other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to our ability to attract new clients or retain and/or sell additional products or services to existing clients; our ability to achieve and maintain an adequate rate of revenue growth; cost of revenue, including changes in costs associated with our efforts to grow and the results of any efforts to manage costs to align with current revenue expectations and the expansion of our offerings; the effects of increased intense competition in our industry and our ability to compete effectively; our ability to successfully educate the market regarding the advantages of our support and managed services for enterprise resource planning (ERP) software and to sell the products and services comprising our “Rimini Smart Path™” solutions portfolio, including but not limited to our Agentic AI ERP solutions; our intentions with respect to our pricing model and expectations of client savings relative to use of other providers; the evolution of the ERP software management and support landscape facing our clients and prospects; estimates of our total addressable market; the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor-supplied software support and managed services; the effects of the efforts of enterprise software vendors to sell upgrades or migrations to cloud-based versions of their enterprise software on our results of operations; our ability to scale our operations quickly enough to meet our clients’ changing needs or decrease our costs adequately in response to changing client demand; risks arising from incorporating artificial intelligence (“AI”) technologies into our products or services or any deficiencies associated with AI technologies used by us or by our third-party vendors and service providers; our ability to maintain, protect, and enhance our brand; the continuing impact of and our ability to comply with the terms of our July 2025 settlement agreement with Oracle; our wind down of support services for Oracle PeopleSoft software products and the impact on future period revenue and costs incurred related to these efforts; the loss of one or more members of our management team and our ability to attract and retain additional qualified technical, sales and marketing personnel; our ability to expand our marketing and sales capabilities; our ability to avoid interruptions to, or degraded performance of, our services and the impact of any such interruptions or performance problems on our operations; our ability to defend against cybersecurity threats and to comply with data protection and privacy regulations; our expectations regarding new product offerings, innovation solutions, partnerships and alliance programs and our ability to develop and maintain strategic partnerships; our ability to expand internationally and the risks associated with global operations; the impact of macro-economic trends, including inflation and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; our ability to generate significant capital through our operations or to raise additional capital necessary to fund and expand our operations and invest in new services and products; our business plan and our ability to effectively secure and manage our growth and associated investments; risks relating to retention rates, including our ability to accurately predict retention rates; our ability to protect our intellectual property; our ability to maintain an effective system of internal control over financial reporting; changes in laws or regulations, including tax laws or unfavorable outcomes of tax positions we take; tariff costs, including those imposed by the United States government and the potential for retaliatory trade measures by affected countries; our ability to realize benefits from our net operating losses; any negative impact of environmental, social and governance (“ESG”) matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the volatility of our stock price; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; our ability to maintain our good standing with the United States government and international governments and capture new contracts with governmental entities/agencies; the occurrence of catastrophic events that may disrupt our business or that of our current and prospective clients; future acquisitions of, or investments in, complementary companies, products, subscriptions or technologies; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on February 19, 2026, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the U.S. Securities and

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 5

Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2026 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$119,974	$88,792
Restricted cash, current	341	430
Accounts receivable, net of allowance of $1,443 and $653, respectively	136,866	130,784
Deferred contract costs, current	17,734	17,076
Prepaid expenses and other	25,447	19,194
Total current assets	300,362	256,276
Long-term assets:
Restricted cash, noncurrent	785	—
Property and equipment, net of accumulated depreciation and amortization of $23,822 and $21,305, respectively	10,239	9,891
Operating lease right-of-use assets	21,371	7,161
Deferred contract costs, noncurrent	24,436	22,084
Deposits and other	8,379	5,068
Deferred income taxes, net	57,540	68,583
Total assets	$423,112	$369,063
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$4,031	$3,093
Accounts payable	5,752	5,275
Accrued compensation, benefits and commissions	39,609	33,586
Other accrued liabilities	24,307	20,688
Operating lease liabilities, current	4,984	3,967
Deferred revenue, current	268,717	257,983
Total current liabilities	347,400	324,592
Long-term liabilities:
Long-term debt, net of current maturities	63,156	82,187
Deferred revenue, noncurrent	18,824	23,214
Operating lease liabilities, noncurrent	18,843	7,064
Other long-term liabilities	1,918	1,451
Total liabilities	450,141	438,508
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 91,603 and 91,120 shares, respectively	9	9
Additional paid-in capital	181,075	177,533
Accumulated other comprehensive loss	(5,613)	(7,389)
Accumulated deficit	(201,384)	(238,482)
Treasury stock,, at cost, 137 and 137 shares, respectively	(1,116)	(1,116)
Total stockholders' deficit	(27,029)	(69,445)
Total liabilities and stockholders' deficit	$423,112	$369,063

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 7

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$109,790	$114,213	$421,536	$428,753
Cost of revenue	43,514	41,501	166,935	167,731
Gross profit	66,276	72,712	254,601	261,022
Operating expenses:
Sales and marketing	41,355	37,437	151,569	149,736
General and administrative	17,380	18,624	69,997	73,084
Reorganization costs	2,555	1,098	4,491	5,737
Litigation costs and related recoveries:
Litigation settlement	—	—	(36,196)	58,512
Professional fees and other costs of litigation	21	675	4,831	6,081
Litigation costs and related recoveries, net	21	675	(31,365)	64,593
Total operating expenses	61,311	57,834	194,692	293,150
Operating income (loss)	4,965	14,878	59,909	(32,128)
Non-operating income and (expenses):
Interest expense	(1,401)	(1,904)	(6,151)	(6,305)
Other income (expenses), net	187	(24)	1,873	1,790
Income (loss) before income taxes	3,751	12,950	55,631	(36,643)
Income tax benefit (expense)	(3,027)	(6,291)	(18,533)	371
Net income (loss)	$724	$6,659	$37,098	$(36,272)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.07	$0.40	$(0.40)
Diluted	$0.01	$0.07	$0.39	$(0.40)
Weighted average number of shares of Common Stock outstanding:
Basic	91,395	90,979	91,736	90,503
Diluted	94,641	91,493	94,490	90,503

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 8

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Non-GAAP operating income reconciliation:
Operating income (loss)	$4,965	$14,878	$59,909	$(32,128)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	21	675	(31,365)	64,593
Stock-based compensation expense	2,711	2,408	11,071	9,545
Reorganization costs	2,555	1,098	4,491	5,737
Non-GAAP operating income	$10,252	$19,059	$44,106	$47,747
Non-GAAP net income reconciliation:
Net income (loss)	$724	$6,659	$37,098	$(36,272)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	21	675	(31,365)	64,593
Stock-based compensation expense	2,711	2,408	11,071	9,545
Reorganization costs	2,555	1,098	4,491	5,737
Non-GAAP net income	$6,011	$10,840	$21,295	$43,603
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$724	$6,659	$37,098	$(36,272)
Non-GAAP adjustments:
Interest expense	1,401	1,904	6,151	6,305
Income taxes	3,027	6,291	18,533	(371)
Depreciation and amortization expense	1,022	947	3,861	3,596
EBITDA	6,174	15,801	65,643	(26,742)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	21	675	(31,365)	64,593
Stock-based compensation expense	2,711	2,408	11,071	9,545
Reorganization costs	2,555	1,098	4,491	5,737
Adjusted EBITDA	$11,461	$19,982	$49,840	$53,133
Calculated Billings:
Revenue	$109,790	$114,213	$421,536	$428,753
Deferred revenue, current and noncurrent, end of the period	287,541	281,197	287,541	281,197
Deferred revenue, current and noncurrent, beginning of the period	225,999	223,314	281,197	286,974
Change in deferred revenue	61,542	57,883	6,344	(5,777)
Calculated billings	171,332	172,096	427,880	422,976
Less PeopleSoft calculated billings	(4,039)	(5,918)	(13,728)	(25,619)
Adjusted calculated billings	$167,293	$166,178	$414,152	$397,357

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 9

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	December 31,
	2025	2024
Annualized recurring revenue	$411,435	$414,764
Less annualized PeopleSoft recurring revenue	15,630	30,720
Adjusted annualized recurring revenue	$395,805	$384,044

	December 31, 2025	December 31, 2024
Remaining performance obligations	$652,947	$587,941
Less PeopleSoft remaining performance obligations	20,700	22,089
Adjusted remaining performance obligations	$632,247	$565,852

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 10

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue, Adjusted Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA, Calculated Billings, Adjusted Calculated Billings, Remaining Performance Obligations and Adjusted Remaining Performance Obligations. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. There were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base, assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Adjusted Annualized Recurring Revenue is annualized recurring revenue adjusted to exclude PeopleSoft subscription revenue recognized during a fiscal quarter and multiplied by four.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management excludes the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated litigation settlement, insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2025 Financial and Operating Results	page 11

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income (loss) adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Calculated Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Adjusted Calculated Billings is calculated billings adjusted to exclude the calculated billings associated with PeopleSoft services.

Remaining Performance Obligations represent all future non-cancellable revenue under contract that has not yet been recognized as revenue, and includes deferred revenue and unbilled amounts.

Adjusted Remaining Performance Obligations is the Company's remaining performance obligations adjusted to exclude the remaining performance obligations for PeopleSoft.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com